EXHIBIT 23.3

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to Nevada Gold & Casinos, Inc. 1999 Stock Option Plan of our report dated June 13, 2005, with respect to the consolidated financial statements of Isle of Capri Black Hawk, L.L.C. for the years ended April 24, 2005, April 25, 2004 and April 27, 2003, included in the Form 10-K of Nevada Gold & Casinos, Inc. for the year ended March 31, 2005, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP

New Orleans, Louisiana
June 16, 2005